UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road Billerica, MA 01821 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.  Other Events.

On January 30, 2015, Mr. Thomas Bachmann, an executive officer of Bruker Corporation (“Bruker,” “we” or “us”) and President of the Bruker BioSpin Group since August 2013, submitted his resignation, effective as of July 2015, in order to pursue other interests.  Mr. Bachmann has informed us that he has accepted a position as president and CEO of the Eppendorf Group, headquartered in Hamburg, Germany, and will commence service in that position no later than August 1, 2015.  Mr. Bachmann has been a member of the supervisory board of Eppendorf AG since 2013.

We have agreed with Mr. Bachmann that until the end of the second quarter of 2015, he will continue as Bruker BioSpin Group President to ensure management continuity and further execution of Bruker BioSpin Group initiatives.  We intend to initiate a search for a successor to Mr. Bachmann.

We thank Mr. Bachmann for his valued contributions and wish him all the best in his future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: February 2, 2015	By:	/s/CHARLES F. WAGNER, JR.
Charles F. Wagner, Jr.
Executive Vice President and Chief Financial Officer